UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2022

CORTEXYME, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38890	90-1024039
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Gateway Blvd, Ste. 1250 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 910-5717

269 E Grand Ave

South San Francisco, California 94080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CRTX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Executive Officer

On July 20, 2022, the Company entered into a transition agreement (the “Separation Agreement”) with Leslie Holsinger, Ph.D., relating to her resignation from her role as the Executive Vice President of Research and Development of the Company, effective as of July 31, 2022 (the “Departure Date”). The Separation Agreement provides for (i) a release of claims against the Company, (ii) cash severance payments of $339,000, which equals to nine months of Dr. Holsinger’s 2022 base salary, to be paid in a lump sum; and (iii) certain health care continuation benefits. The Separation Agreement also provides for an extension of the post-termination exercise period for all vested stock options or other equity awards held by each of Dr. Holsinger through the twelve-month period following the Departure Date, in each case provided that the specified severance preconditions are met. In addition, in the event the Company consummates a change in control of control within three months after the Departure Date, subject to satisfaction of specified conditions, Dr. Holsinger would also be entitled to additional cash severance and COBRA coverage, payment of target annual bonus, and accelerated vesting with respect to her equity awards. The Company and Dr. Holsinger anticipate entering into a consulting agreement to facilitate the transition of activities until the end of the year.

The foregoing descriptions of the terms of the Separation Agreement is not complete and are qualified in its entirety by reference to the complete texts of the Separation Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2022

Cortexyme, Inc.

By:	/s/ Dirk Thye
Dirk Thye, M.D.
Chief Executive Officer

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